UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: December 16, 2013
(Date of earliest event reported)

Lithia Motors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

OR (State or Other Jurisdiction of Incorporation or Organization)	0-21789 (Commission File Number)	93 - 0572810 (IRS Employer Identification No.)

150 N. Bartlett St, Medford, OR (address of Principal Executive Offices)	97501 (Zip Code)

541-776-6401

Registrant's Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective December 16, 2013, Lithia Motors, Inc. (the “Company”) entered into a Second Amendment to Loan Agreement (the “Second Amendment”) with U.S. Bank National Association as agent for the lenders, and U.S. Bank National Association; JPMorgan Chase Bank, NA; Toyota Motor Credit Corporation; Mercedes-Benz Financial Services USA LLC; BMW Financial Services NA, LLC; Bank of America, NA; Bank of the West; KeyBank National Association; Nissan Motor Acceptance Corporation; TD Bank, NA; VW Credit, Inc.; Hyundai Capital America; and American Honda Finance Corporation, as lenders. The Loan Agreement, dated effective April 17, 2012, as amended by the Amendment to Loan Agreement dated effective December 19, 2012, provided for a total financing commitment of $800 million, which would expire in April 2017.  The Second Amendment increased the total financing commitment to $1.0 billion (which can be expanded to $1.25 billion) and extended the expiration date of the credit facilities to December 2018.  Under the Second Amendment, the initial allocation of the financing commitment is for (i) a maximum of $150 million (from $80 million) in used vehicle inventory floorplan financing, (ii) a maximum of $150 million (from $145 million) in revolving financing for the Company’s general corporate purposes, including acquisitions and working capital, and (iii) an aggregate of up to $700 million (from $575 million) in new vehicle inventory floorplan financing. The Second Amendment permits certain reallocations of the financing commitments provided that the used vehicle inventory floorplan commitment does not exceed $200 million, the revolving financing commitment does not exceed $200 million, and the sum of those commitments plus the new vehicle inventory floorplan financing commitment does not exceed the total aggregate financing commitment.  The Second Amendment also makes certain changes to the Company’s loan covenants. The interest rate on the credit facility varies based on the type of debt with the rate ranging from the one-month LIBOR plus 1.25% (reduced from 1.50%) for new vehicle floorplan financing to the one-month LIBOR plus 1.50% (reduced from 1.75%) for used vehicle floorplan financing; the interest rate on the revolving financing ranges from the one-month LIBOR plus 1.25% to 2.50% (compared to 1.75% to 2.50%), depending on the Company’s leverage ratio.

A copy of the Second Amendment is attached as Exhibit 10.1 and incorporated herein by reference. On December 18, 2013, the Company issued a press release announcing the modifications to the credit facilities.   A copy of the press release is attached as Exhibit 99.1.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)          The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

          10.1      Second Amendment to Loan Agreement dated effective as of December 16, 2013

          99.1     Press Release of Lithia Motors, Inc. dated December 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2013	LITHIA MOTORS, INC. By: /s/ John North John North Vice President, Finance and Corporate Controller

Exhibit Index

Exhibit No. 10.1 99.1	Description Second Amendment to Loan Agreement dated effective as of December 16, 2013 Press Release of Lithia Motors, Inc. dated December 18, 2013